Exhibit 99.B(d)(xii)(C)

FORM OF

AMENDED AND RESTATED

SCHEDULE A

DATED              , 20

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Series of FundVantage Trust	Effective Date
Gotham Absolute Return Fund	August 28, 2012
Gotham Enhanced Return Fund	May 30, 2013
Gotham Neutral Fund	August 30, 2013
Gotham Absolute 500 Fund	July 25, 2014
Gotham Enhanced 500 Fund

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative as of                 .

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

GOTHAM ASSET MANAGEMENT, LLC

By:
Name:	Louis LaRocca
Title:	General Counsel & CCO

A-1

FORM OF

AMENDED AND RESTATED

SCHEDULE B

DATED              ,  20

TO THE

INVESTMENT ADVISORY AGREEMENT DATED NOVEMBER 2, 2010

BETWEEN

FUNDVANTAGE TRUST AND GOTHAM ASSET MANAGEMENT, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
Gotham Absolute Return Fund	2.00% (200 basis points)	August 28, 2012
Gotham Enhanced Return Fund	2.00% (200 basis points)	May 30, 2013
Gotham Neutral Fund	2.00% (200 basis points)	August 30, 2013
Gotham Absolute 500 Fund	2.00% (200 basis points)	July 25, 2014
Gotham Enhanced 500 Fund	2.00% (200 basis points)

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of                 .

FUNDVANTAGE TRUST

By:
Name:	Joel Weiss
Title:	President

GOTHAM ASSET MANAGEMENT, LLC

By:
Name:	Louis LaRocca
Title:	General Counsel & CCO

B-1